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                                                                   EXHIBIT 23.2
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          KPMG LLP
          CHARTERED ACCOUNTANTS
          Box 10426 777 Dunsmuir Street               Telephone (604) 691-3000
          Vancouver BC V7Y 1K3                        Telefax (604) 691-3031
          Canada                                      www.kpmg.ca




ACCOUNTANTS' CONSENT

To the Directors of
Urban Juice & Soda Company Ltd.

We consent to the incorporation by reference in the registration statement on Amendment 1 of Form S-4 dated September 3, 1999 of Urban Juice & Soda Company Ltd. of our report dated February 12, 1999, except as to note 2(a) which is as of April 12, 1999, relating to the consolidated balance sheets of Urban Juice & Soda Company Ltd. as of December 31, 1998 and 1997, and the related consolidated statements of operations and deficit and changes in financial position for each of the years in the three year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 20-F of Urban Juice & Soda Company Ltd.


/s/ KPMG LLP

Chartered Accountants
Vancouver, Canada
September 9, 1999